Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement (No. 333-95701) on Form S-8/S-3 of Enova Systems, Inc. of our report dated March 9, 2006 relating to our audit of the financial statements, which appears in this Annual Report on Form 10-K of Enova Systems, Inc. for the year ended December 31, 2005.



SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
March 31, 2006